EXHIBIT 10.19

                       REAL PROPERTY PURCHASE AGREEMENT

            THIS AGREEMENT, dated as of March 22, 1996, among CARRIAGE FUNERAL SERVICES OF IDAHO, INC., an Idaho corporation (the "Purchaser"), LARRABEE INVESTMENTS, L.L.C., an Idaho limited liability company ("Larrabee Investments"), LARRABEE LAND COMPANY, INC., an Idaho corporation ("LLC"), and ROBERT D. LARRABEE and I. RENEE LARRABEE, residents of Asotin County, Washington (together, the "Larrabees") (Larrabee Investments, LLC and the Larrabees being collectively called the "Sellers");

                             W I T N E S S E T H:

            WHEREAS, the Sellers individually or collectively own fee simple title to all of the parcels of real property and improve ments located in Asotin and Garfield Counties, Washington and Nez Perce and Kootenai Counties, Idaho, all as more particularly described on Exhibit A hereto (collectively, the "Real Property"); and also own title to the motor vehicles and equipment listed in Exhibit C hereto (the "Equipment"); and

            WHEREAS, the parties desire that the Purchaser purchase the Real Property and Equipment from the Sellers, all upon the terms and conditions and for the consideration herein set forth;

            NOW, THEREFORE, the parties agree as follows:

            1.   SALE AND PURCHASE OF THE REAL PROPERTY AND EQUIPMENT.

            1.1. TRANSFER OF THE REAL PROPERTY AND EQUIPMENT. The Sellers jointly and severally agree to sell fee simple title to the respective Real Property owned by them and good and marketable title to the Equipment to the Purchaser, free and clear of all liens, mortgages, security interests, title restrictions, reservations, easements, encumbrances or claims of any other person (collectively, "Liens"), other than (in the case of Real Property) Liens described on Exhibit B (collectively, "Permitted Encumbrances"), and the Purchaser agrees to purchase and accept the Real Property from the Sellers.

            1.2. CONSIDERATION. The aggegate consideration for the Real Property and the Equipment shall be $3,746,000 (the "Purchase Price"). Of the Purchase Price, (i) the sum of $600,000 (the "Deferred Purchase Price") shall be payable over a period of ten years as hereafter provided, (i) the sum of $246,000 shall be represented by the Purchaser's promissory note in such amount payable to the Larrabees, which note shall not bear interest, shall be payable in 120 monthly principal installments of $800. each and one final installment of $150,000 upon its maturity and shall be secured by a first lien deed of trust against the Real Property in Garfield County, Washington, such note and deed of trust to be in form and substance acceptable to the parties, and (ii) the excess of the Purchase Price over such amount shall be paid to the Sellers in cash at Closing, by wire transfer to such account or accounts as the Sellers shall designate in writing prior to the Closing. The Deferred Purchase Price shall be payable in ten equal installments of $60,000 each, the first of which shall be payable on or before the first anniversary of the Closing Date, and continuing annually thereafter on or before the second through tenth anniversaries of the Closing Date. No interest shall accrue or be payable in respect of any portion of the Deferred Purchase Price. Solely for federal income tax purposes, the Deferred Purchase Price and the promissory note referred to above shall be deemed to include an imputed rate of interest of six percent (6%) per annum. The Purchase Price shall be paid as specified in Exhibit E hereto.

            1.3. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the Real Property, including but not limited to, utilities and real property taxes, shall be prorated as of the Closing Date, the Sellers being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Sellers and the Purchaser.

            1.4. FURTHER ASSURANCES. The Sellers agree to execute and deliver from time to time after the Closing, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require more effectively to convey, assign, transfer and deliver good and marketable title to the Real Property to the Purchaser.

            2. THE CLOSING. The purchase and sale of the Real Property and the Equipment (the "Closing") shall occur at the offices of Jack Curtin, 2517 17th Street, Suite C, Lewiston, Idaho 83501, at 9:00 a.m. on March 22, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 31, 1996. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing, the Sellers shall execute and deliver one or more general warranty deeds conveying fee simple title to the Real Property and one or more bills of sale and certificate transfers transferring title to the Equipment, to the Purchaser, against receipt from the Purchaser of the Purchase Price. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

              3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to and agree with the Purchaser that:

            3.1. DESCRIPTION. Exhibit A attached hereto sets forth a legal description of all parcels included within the Real Property, and also briefly describes each building and major structure and improvement thereon; Exhibit C hereto describes all of the Equipment. The Sellers have good and marketable fee simple title to the tracts of Real Property owned by them as shown on Exhibit A, free and clear of any and all Liens, other than (i) Liens to be fully released at or prior to Closing, and (ii) Permitted Encumbrances. No person other than the Sellers and Merchant Funeral Home, Inc., a Washington corporation ("MFHI"), Coeur d'Alene, Memorial Gardens, Inc., an Idaho corporation ("CDMGI"), and Lewis Clark Memorial Park, Inc., an Idaho corporation ("LCMPI"), has any ownership, leasehold or other interest of any kind in the Real Property. To the Sellers' knowledge, all of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. To the Sellers' knowledge, none of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of the Sellers, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

            3.2. ENVIRONMENTAL MATTERS. To the Sellers' knowledge, no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of the Sellers, have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. To the Sellers' knowledge, the Real Property is not now, and will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To the Sellers' knowledge, the Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except (i) for substances used in the ordinary course of the operations of the funeral homes and cemeteries located thereon that are properly used, stored and disposed of in accordance with applicable legal requirements, and (ii) as described on Exhibit D hereto.

            3.3. NO FLOOD HAZARDS. To the Sellers' knowledge, the Real Property is not located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

            3.4. NON-FOREIGN STATUS. No Seller is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Sellers shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Internal Revenue Code
      Section 1445(b)(2) and the regulations issued thereunder.

            3.5. BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

            3.6. COMPLIANCE WITH LAWS. The Sellers have complied and are in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Real Property and the Equipment.

            3.7. FINDERS. Except as described in Section 12.1, no Seller is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

            3.8. AUTHORITY OF THE SELLERS. Each Seller has the full right, capacity and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance by LLC of this Agreement have been duly authorized by its Board of Directors and by Larrabee Investments by its members. This Agreement constitutes the legal, valid and binding obligation of the Sellers enforceable against them in accordance with its terms. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of, the Articles of Organization or Regulations of Larrabee Investments, the Articles of Incorporation or Bylaws of LLC or any contract, agreement, lease, license or other commitment to which any Seller is a party or by which any such Seller or its, his or her respective assets or properties are bound; nor
      (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

            3.9 NATURE OF REPRESENTATIONS. The representations made by the Sellers in this Section 3 shall apply (as applicable) only as to the Real Property or Equipment being sold by such Seller hereunder.

                     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Sellers that:

                     4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a
            corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite corporate power to enter into and perform its obligations under this Agreement.

                     4.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms. Neither the execution, delivery or performance by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or Bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                     4.3. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                     5. COVENANTS OF THE SELLERS PENDING CLOSING. The Sellers jointly and severally covenant and agree with the Purchaser that:

                     5.1. CONSENTS AND APPROVALS. The Sellers will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                     5.2. NO SHOP. For so long as this Agreement remains in effect, no Seller shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any portion of the Real Property, other than with the Purchaser.

                     6. COVENANT OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Sellers that the Purchaser will use its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                     7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                     7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers in Section 3 hereof; the representations and warranties made by the Sellers herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Larrabees, an authorized officer of LLC, and a member of Larrabee Investments, to the effect of the foregoing provisions of this Section 7.1.

                     7.2. OPINION OF COUNSEL. The Sellers shall have caused to be delivered to the Purchaser an opinion of Jack Curtin, counsel for the Sellers, dated the Closing Date, to the effect that:

                          (i) Larrabee Investments is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite authority to enter into and perform its obligations under this Agreement; and LLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite authority to enter into and perform its obligations under this Agreement;

                          (ii) this Agreement has been duly and validly executed and delivered by the Sellers, and this Agreement constitutes the valid and binding obligations of the Sellers enforceable against them in accordance with its terms; neither the execution, delivery or consummation of the transactions contemplated by this Agreement will (x) result in the breach of or constitute a default under the Articles of Incorporation or Bylaws of LLC, the Articles of Organization or Regulations of Larrabee Investments, or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which any Seller is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body; and

                          (iii) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Sellers of this Agreement.

            Such opinion may, as to matters of fact, be given in reliance upon certificates of the Sellers and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may

                     7.3. CONSENTS AND APPROVALS. The Sellers shall have
            obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                     7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall
            not have occurred any loss or damage to any material portion of the Real Property.

                     7.5. TITLE INSURANCE. The Sellers shall have obtained, at
            their expense, one or more Owner's Policies of Title Insurance issued to the Purchaser in agreed-upon amounts, issued by one or more title companies mutually designated by the parties (collectively, the "Title Company"), insuring that the Purchaser is the owner of each parcel of the Real Property subject only to the Permitted Encumbrances, and any standard printed exceptions included in the standard form Owner Policy of Title Insurance in Washington and Idaho (as applicable). Such policies shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Encumbrances, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to the year in which the Closing occurs.

                     7.6. SURVEY. The Purchaser shall have received, at its own expense, an ALTA/ASCM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Idaho or Washington law (as applicable), be sufficient for the Title Company to delete any survey exception contained in the title insurance policies referred to in Section 7.5, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                     7.7. LIEN RELEASES. The holders of the Liens (other than
            Permitted Encumbrances) against any portion of the Real Property and any of the Equipment shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                     7.8. CONSUMMATION OF MERGER. The merger of MFHI and CDMGI
            into LCMPI, and the related merger of the Purchaser into LCMPI (as the survivor of the earlier merger), pursuant to the Merger Agreement of even date herewith, and the related Plans of Merger attached as exhibits thereto (collectively, the "Merger Agreement") among the Purchaser, Carriage Funeral Services, Inc., MFHI, CDMGI, LCMPI, the Larrabees and Larrabee Land Company, Inc., shall have been consummated in accordance with the terms thereof.

                     7.9 OPTION AGREEMENT. The Purchaser and the Larrabees shall have entered into an Option Agreement, mutually satisfactory in form and substance to such parties, under which the Larrabees grant to the Purchaser an option to purchase and acquire the approximately five-acre tract of land adjacent to the portion of the Real Property in Coeur d'Alene, Idaho that has been identified by the parties, on such terms as such parties shall determine.

            7.10 EXCHANGE AGREEMENT. The Purchaser and the Larrabees shall have entered into a Property Exchange Agreement mutually satisfactory in form and substance to such parties, under which the Larrabees agree to sell a one-acre tract of land adjacent to the portion of the Real Property in Coeur d'Alene, Idaho, on such terms as the parties may mutually determine.

                  8. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Sellers in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED.
            The Sellers shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Sellers shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Sellers an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser, to the effect that:

                           (i) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite corporate power to enter into and perform its obligations under this Agreement;

                           (ii) the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by its Board of Directors;

                           (iii) this Agreement is valid and binding upon the
                  Purchaser and enforceable against the Purchaser in accordance with its terms;

                           (iv) neither the execution, delivery or performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or Bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement, or the performance of its obligations hereunder.

            Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Sellers at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. RELATED TRANSACTIONS. The mergers described in Section
            7.8 hereof shall have been consummated in accordance with the terms of the Merger Agreement.

                  9.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this
            Agreement or any Exhibit hereto shall be deemed representations and warranties of the party executing and delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of
            any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10.  INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SELLERS. The Sellers jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of
            (i) any breach or default in the performance by the Sellers of any covenant or agreement of the Sellers contained in this Agreement,
            (ii) any breach of warranty or representation made by the Sellers herein, in any Exhibit attached hereto or in any certificate or other instrument delivered by or on behalf of the Sellers pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Sellers and their heirs, successors and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4. CERTAIN LIMITATIONS. The Purchaser agrees that (i) any claim under Section 10.1(ii), insofar as the same relates to the representations and warranties of the Sellers under Section 3 (other than the second sentence of Section 3.1 and Sections 3.7 and 3.8) must be asserted, if at all, on or before the second anniversary of the Closing Date, and (ii) the Purchaser shall not be entitled to indemnification under Section 10.1 until such time as the aggregate amount of all such claims of the Purchaser equal or exceed $5,000.00, but when such threshold has been so met, the Purchaser shall be entitled to the entirety of its claim(s), including the first $5,000.00.

                  10.5. OFFSET. If any Seller becomes obligated to indemnify the
            Purchaser after the Closing Date pursuant to this Agreement or pursuant to Section 10.1 of the Merger Agreement, at any time when any of the Deferred Purchase Price remains outstanding, then the Purchaser may, at its option and without prejudice to any right of the Purchaser to proceed directly against any Seller, set-off the amount for which the Sellers shall be so obligated for such indemnification or breach against the Deferred Purchase Price. The exercise of such right of set-off shall be evidenced by means of a written notice to such effect given by the Purchaser to the Sellers, describing the basis for indemnity or recovery and set-off hereunder and the amount of the set-off. If the Sellers object to any such exercise of set-off by the Purchaser by delivering written notice of objection to the Purchaser within ten (10) business days after receipt of the Purchaser's offset notice, the Purchaser shall deposit the amount in dispute in escrow with a financial institution in Spokane, Washington, where the funds shall remain pending final resolution of such dispute.

                  10.6 COUR D'ALENE PROPERTY. The parties acknowledge that the
            ALTA/ACSM survey for the Real Property in Coeur d'Alene, Idaho reveals that the Larrabees may not have title to a triangular strip of land along the southern boundary of such property (reference Note 2 on such survey) and that the parties have intended to be includeds in the purchase and sale hereunder (the "Subject Tract"). The Larrabees represent that no grave spaces are located within the Subject Tract and agree that they shall use their best efforts to either cure the title defect shown in such survey so that title to the subject Tract is vested in the Purchaser, or shall purchase the Subject Tract from the owner(s) thereof and convey the same to the Purchaser without cost to the Purchaser, in either case in the same manner as the other Real Property hereunder.

                  11.  TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Sellers agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to
            Closing by:

                        (a) the  mutual  written  consent of the Sellers and the
                  Purchaser;

                        (b) the Purchaser if a material default shall be made
                  by any Seller in the observance or in the due and timely performance by any of the covenants of the Sellers herein contained, or if there shall have been a material breach or misrepresentation by any Seller of any of the warranties and representations of the Sellers herein contained, or if the conditions of this Agreement to be complied with or performed by any Seller at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                        (c) the Sellers if a material default shall be made by
                  the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Sellers in writing; or

                        (d) either  the  Sellers  or  the  Purchaser, if the
                  Closing has not occurred by March 31, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is
            terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12.   MISCELLANEOUS.

                  12.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. All finder's or similar fees and expenses of Thomas, Pierce & Company shall be borne exclusively by the Sellers. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Sellers.

                  12.2. NOTICES. All notices, requests, consents and other
            communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                        (i)   if to the Sellers, to:

                              Mr. Robert D. Larrabee
                              1000 7th Street
                              Clarkston, Washington  99403

                              with a copy to:

                              Mr. Jack Curtin
                              P.O. Box 677
                              Lewiston, Idaho  83501

                        (ii)  if to the Purchaser, to:

                              Carriage  Funeral  Services  of Idaho,
      Inc.
                              1300 Post Oak Boulevard, Suite 1500
                              Houston, Texas  77056
                              Attention:  Mr. Melvin C. Payne

                              with a copy to:

                              Snell &  Smith, A Professional Corporation
                              1000 Louisiana
                              Suite 3650
                              Houston, Texas  77002
                              Attention:  Mr. W. Christopher Schaeper

            or to such other address as shall be given in writing by any party to the other parties hereto.

                  12.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Sellers to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise).

                  12.4. SUCCESSORS BOUND. Subject to the provisions of Section
            12.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  12.5. SECTION AND PARAGRAPH HEADINGS. The section and
            paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.6. AMENDMENT. This Agreement may be amended only by an
            instrument in writing executed by all of the parties hereto.

                  12.7. ENTIRE AGREEMENT. This Agreement and the Exhibits,
            certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated January 31, 1996).

                  12.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Idaho.

                  12.9. SS.1031 EXCHANGE. The Purchaser acknowledges that the
            Sellers are intending for the transactions under this Agreement, in conjunction with certain other transactions involving the Sellers and third party accommodation parties, qualify for treatment under
            Section 1031 of the Code. The Purchaser agrees to cooperate with the Sellers in connection therewith, provided the same shall not alter the respective rights or responsibilities of the parties hereunder, nor shall the same require the Purchaser to incur any expense or liability in connection therewith.

                  12.10. COUNTERPARTS. This Agreement may be executed in
            counterparts, each of which shall be deemean original, but all of which shall constitute the instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                    THE PURCHASER:

                                    CARRIAGE FUNERAL SERVICES
                                    OF IDAHO, INC.


                                    By: /s/ MARK W. DUFFEY
                                            MARK W. DUFFEY,
                                            Executive Vice President

                                    THE SELLERS:

                                    LARRABEE INVESTMENTS L.L.C.

                                    By: /s/ ROBERT D. LARRABEE
                                            ROBERT D. LARRABEE,
                                            Member

                                    LARRABEE LAND COMPANY, INC.

                                    By: /s/ ROBERT D. LARRABEE
                                            ROBERT D. LARRABEE,
                                            President

                                        /s/ ROBERT D. LARRABEE
                                            ROBERT D. LARRABEE

                                        /s/ I. RENEE LARRABEE
                                            I. RENEE LARRABEE

EXHIBITS

Exhibit A - Description of Real Property
Exhibit B - Permitted Encumbrances
Exhibit C - Description of Exhibits
Exhibit D - Environmental Matters
Exhibit E - Purchase Price Allocation